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                                                                   EXHIBIT 10.46

                                 PROMISSORY NOTE

$25,000,000                                                       March 15, 2004

         FOR VALUE RECEIVED, CALLAWAY GOLF COMPANY, a Delaware corporation ("Borrower"), promises to pay to the order of BANK OF AMERICA, N.A., a national banking association (the "Bank"), at CCS Loan Department 1592, Attn: AFS, 333 South Beaudry Avenue, 11th Floor, Los Angeles, CA 90017-1466, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) (the "Maximum Commitment Amount"), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement until paid as set forth herein. Capitalized terms used, but not otherwise defined, in this Note are defined in Exhibit A to this Note.

1. COMMITMENT, BORROWING AND REPAYMENT, MATURITY, CONDITIONS TO ADVANCES:

         (a) Commitment. Subject to the terms and conditions of this Note, by its acknowledgement below, the Bank commits to lend to the Borrower, from time to time, until, but not including, the Maturity Date, and the Borrower may borrow, repay and reborrow, up to an aggregate amount outstanding at any one time not to exceed the Maximum Commitment Amount. From the date of this Note until the Maturity Date, the Borrower shall pay a commitment fee equal to the Applicable Rate times the actual daily amount by which the Maximum Commitment Amount exceeds aggregate outstanding advances under this Note, payable quarterly in arrears and calculated as set forth in Section 2.09 (Fees) of the Credit Agreement.

         (b) Borrowing. The procedures for borrowing, converting advances between Eurodollar Loans and Prime Loans, and continuing advances as Eurodollar Loans and Prime Loans shall be as set forth in Section 2.02 (Borrowings, Conversions and Continuations of Committed Loans) of the Credit Agreement with respect to Committed Loans that are Eurodollar Rate Loans and Base Rate Committed Loans, respectively or as otherwise agreed by the Bank and the Borrower from time to time. Computations under this Note, including without limitation, computations of interest, shall be made in accordance with Section
2.10 (Computations of Interest and Fees) of the Credit Agreement. No Interest Period for a Eurodollar Loan may expire later than the Maturity Date.

         (c) Payments. Unless otherwise agreed by the Bank, each repayment and prepayment of Eurodollar Loans and Prime Loans shall be made on Business Days at the times and in the amounts applicable to Eurodollar Rate Loans and Base Rate Committed Loans, respectively, under the Credit Agreement. Payments shall be made in accordance with Sections 2.05 (Prepayments), 2.07 (Repayment of Loans) and Section 2.12 (Payments Generally) of the Credit Agreement, except that payments under this Note shall be made to the address indicated in the introductory paragraph to this Note. So long as no Default or Event of Default has occurred and is continuing under the Credit Agreement, the Borrower shall repay all amounts outstanding under this Note prior to making any voluntary repayment of the principal amount of Committed Loans outstanding under the Credit Agreement pursuant to Sections 2.05(a) or 2.05(b) thereof. Until repayment in full of advances under, and termination of, this Note, the Borrower shall not agree to (1) the reduction or termination of the Aggregate Commitments under the Credit Agreement, (2) any acceleration of the Revolving Maturity Date under the Credit Agreement to a date earlier than the date in effect as of the date of this Note, (3) any amendment to the Credit Agreement pursuant to which mandatory payments or prepayments would be required under the Credit Agreement prior to the date such payments and prepayments would be required under the Credit Agreement as in effect as of the date of this Note or (4) any other amendment or modification of the Credit Agreement

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(including, without limitation, by amendments to definitions) to effectuate the modifications described in the preceding clauses (1) through (3). All payments to the Bank shall be made for the account of the Bank's office described in the introduction to this Note or as otherwise directed by the Bank.

         (d) Maturity Date. Unless payable sooner on account of the occurrence of an Event of Default under this Note, the outstanding principal balance of this Note, together with any accrued and unpaid interest and any other amounts payable hereunder, shall be due and payable, and the Borrower promises to pay such sums, in full on June 15, 2004 (the "Maturity Date").

         (e) Taxes, Yield Protection and Illegality. The terms and conditions of Article III (Taxes, Yield Protection and Illegality) of the Credit Agreement are incorporated herein by reference.

         (f) Conditions to Advances. It shall be a condition precedent to the Bank's obligation to honor any request by the Borrower for an advance hereunder that (1) there exists no Event of Default under this Note or Default under, and as defined in, the Credit Agreement, (2) all representations and warranties hereunder are correct, true and complete in all material respects except to the extent that they specifically refer to an earlier date (as of which they were true and correct in all material respects), (3) as of the date of the advance requested, the Credit Agreement shall have been Fully Funded, (4) the Borrower shall have executed and delivered to the Bank the commitment letter dated as of March 3, 2004 (the "Commitment Letter") from the Bank to the Borrower and (5) the Borrower shall have paid to the Bank a non-fundable up front fee of $25,000 as contemplated by the Commitment Letter.

2. INTEREST:

         (a) Interest. At the option of the Borrower, each advance made under this Note shall bear interest either as a Eurodollar Loan or as a Prime Loan.

         (b) Payment of Interest. Interest accrued on this Note shall be payable on each Interest Payment Date.

         (c) Default Interest. If any amount payable by the Borrower under this Note is not paid when due (without regard to any applicable grace periods, whether at stated maturity, by acceleration or otherwise) such amount shall thereafter bear interest at a fluctuating interest rate per annum equal to the Default Rate to the fullest extent permitted by applicable law. While any Event of Default exists under this Note, the Borrower shall pay interest on the principal amount outstanding under this Note at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law. Accrued and unpaid interest on past due amounts shall be payable upon demand.

3. REPRESENTATIONS AND WARRANTIES: As of the date of this Note and each borrowing under this Note, the Borrower makes the following representations and warranties to the Bank:

         (a) Binding Obligation. This Note has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         (b) Incorporated Representations. Each of the representations and warranties of the Borrower which are contained in the Credit Agreement, all of which are incorporated herein by reference, are true and correct in all material respects except to the extent that they specifically refer to an earlier date (as of which they were true and correct in all material respects).

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4. COVENANTS: The Borrower covenants that, so long as the Bank remains committed to extend credit to Borrower pursuant hereto or any liabilities (whether direct or contingent, liquidated or unliquidated) of the Borrower to the Bank under this Note remain outstanding, the Borrower shall comply with all of its agreements in this Note and its covenants contained in the Credit Agreement, all of which are incorporated herein by reference.

5. EVENTS OF DEFAULT: The occurrence of any of the following shall constitute an "Event of Default" under this Note:

         (a) Failure to Pay. The Borrower shall fail to pay (1) when and as required to be paid herein, any principal amount of any advance made under this Note or (2) within three days after the same becomes due, any interest on any such advance or any commitment fee due hereunder or (3) within five days after the same becomes due, any other amount payable under this Note.

         (b) Defaults Under Credit Agreement. Any "Event of Default" shall occur under, and as defined in the Credit Agreement.

         (c) Incorporated Default. Any representation or warranty made by the Borrower under this Note shall fail to be true and correct in all material respects when made or the Borrower shall fail to comply with any covenant made under this Note and any such event would constitute an Event of Default if
Section 8.01 (Events of Default) of the Credit Agreement were set forth in full in this Note.

6. MISCELLANEOUS:

         (a) Remedies. Upon the occurrence of any Event of Default under this Note, the Bank may declare its commitment to make advances under this Note to be terminated, declare the unpaid principal and interest outstanding under this Note to be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, and exercise all other rights and remedies available to the Bank; provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States (as defined in the Credit Agreement), the obligation of the Bank to make advances shall automatically terminate, the unpaid principal amount of all advances and all interest shall automatically become due and payable. All amounts received by the Bank after the exercise of remedies shall be applied in accordance with the provisions of Section 8.03 (Application of Funds) of the Credit Agreement.

         (b) Amendments. No amendment or waiver of any provision of this Note shall be effective unless in writing signed by the Borrower and the Bank, and no consent to any departure by the Borrower therefrom shall be effective unless in writing signed by the Bank.

         (c) Notices. Notices and communications between the Bank and the Borrower shall be given in accordance with Section 10.02 (Notices and Other Communications; Facsimile Copies) of the Credit Agreement, except that the address for communications to the Bank shall be as set forth in the introductory paragraph to this Note.

         (d) No Waiver, Cumulative Remedies. No failure by the Bank to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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         (e)      Attorney Costs, Expenses, Taxes and Indemnification. The
Borrower agrees make those payments and to provide those indemnities to the Bank as are provided for in Sections 10.04 (Attorney Costs, Expenses and Taxes) and
10.05 (Indemnification by the Borrower) of the Credit Agreement.

         (f) Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Bank, and, so long as no Event of Default has occurred and is continuing under this Note, the Bank may not assign or otherwise transfer any of its rights or obligations hereunder.

         (g) Confidentiality. The Bank agrees to maintain the confidentiality of information in accordance with the provisions of Section
10.08 (Confidentiality) of the Credit Agreement.

         (h) Set-off. The Bank may set off in accordance with the provisions of Section 10.09 (Set-off) of the Credit Agreement.

         (i) Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (j) Integration. This Note comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. This Note was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         (k) Survival of Representations and Warranties. All representations and warranties made in this Note or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Bank, regardless of any investigation made by the Bank, and shall continue in full force and effect as long as any obligation hereunder shall remain unpaid or unsatisfied.

         (l) Severability. If any provision of this Note is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Note shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (m) Governing Law. (a) THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN DIEGO, CALIFORNIA OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS NOTE, EACH OF THE BORROWER AND THE BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER AND THE BANK IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH EITHER OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR

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PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS NOTE. THE BORROWER AND THE
BANK WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         (n) Waiver of Jury Trial. EACH OF THE BORROWER AND THE BANK HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (o) Patriot Act. The Bank hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Act")), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Bank to identify the Borrower in accordance with the Act.

         (p) Incorporation by Reference. All sections and articles of the Credit Agreement referenced in this Note are incorporated into this Note by reference as though set forth at length, mutatis mutandis, except that terms contained in such sections shall be interpreted by giving effect to the correlative meanings of those terms in this Note.

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         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

BORROWER:

CALLAWAY GOLF COMPANY

/s/ BRADLEY J. HOLIDAY
----------------------------

Senior Executive V.P., CFO
---------------------------------


BANK:

BANK OF AMERICA, N.A.

By: /s/ SUSAN PEPPING
    ------------------------

Susan Pepping, Senior Vice President

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                                    EXHIBIT A

         1. Credit Agreement.

         "Credit Agreement" means that certain Credit Agreement dated as of November 10, 2003 among Callaway Golf Company, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other Lenders party thereto, as the same may be amended from time to time.

         2. Terms Defined in Credit Agreement.

         The terms "Aggregate Commitments," "Base Rate," "Base Rate Committed Loan,' "Business Day," "Committed Loan," "Compliance Certificate," "Consolidated Leverage Ratio," "Default Rate," "Eurodollar Rate," "Eurodollar Rate Loan," "Interest Payment Date," "Interest Period", "Loan" and "Revolving Maturity Date" shall have the meanings given such terms in the Credit Agreement, but all references in those definitions and any related definitions, to the extent applicable, shall be interpreted by giving effect to the correlative meanings of those terms in this Note.

         3. Other Terms.

         "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate delivered pursuant to Section 6.02(a) (Certificates; Other Information) of the Credit Agreement:

                         Consolidated
Pricing Level           Leverage Ratio       Eurodollar Rate +    Base Rate +       Commitment Fee
-------------           --------------       -----------------    -----------       --------------
1                 > than = to 1.00:1               1.25%          Minus 0.50%           0.200%
2                 < than 1.00 :1 but               1.00%          Minus 0.75%           0.175%
                  > than = to 0.50:1
3                 < than 0.50:1                    0.75%          Minus 1.00%           0.125%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to
Section 6.02(a) of the Credit Agreement; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.

         "Eurodollar Loan" means an advance under this Note bearing interest at a rate per annum equal to the Eurodollar Rate for the relevant Interest Period plus the Applicable Rate.

         "Fully Funded" means, with respect to the Credit Agreement, that the "Outstanding Amount of Committed Loans" and the "Outstanding Amount of L/C Obligations" equal the "Aggregate Commitments" under, and as each such capitalized terms is defined in, the Credit Agreement

         "Prime Loan" means an advance under this Note bearing interest at a rate per annum equal to the Base Rate plus the Applicable Rate.

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